Exhibit 10.7

Lease Agreement

Lessor (hereinafter referred to as Party A): Xuepu Liu and Lu Liu

Lessee (hereinafter referred to as Party B): Heilongjiang Zhonghe Education and Training Center

Having reached agreement through friendly consultant and negotiation, Party A and Party B, hereby agree to enter into the Lease Agreement to be abided by both parties.

1.	Party A shall comply with the relevant national rental housing provisions

2.	Housing information
i)	The address of the leased premise is at 472 and 480 Xinyang Road, Daoli District, Harbin.
ii)	The registered area of the premise leased by Party A shall be 244.17 square meters
iii)	The existing housing and facilities condition, equipment details refer to appendix.

3.	Party A shall provide real estate certificate and identification document, Party B shall to provide proof of identity. Both parties shall keep each other’s identity documents on file.

4.	Lease terms
i)	The lease term is 3 years which is from October 16, 2012 to November 9, 2015.
ii)	The premise is for training center use only.
iii)	Upon the expiry of the lease agreement, Party A have rights to take back the house, Party B shall return the house.

When the rent term expires, if Party B requires a renewal of the lease, Party B shall notice Party A three months before the expiration of this Contract

5.	The Rental Fees
i)	Rental standard: the monthly rental is ¥14083.33 per month, the total amount of yearly rental agreed upon both parties shall be ¥169,000.
ii)	Party A shall provide receipt to Party B upon the payment received.

6.	The Property Management and Other Fees
i)	Party A shall bear the costs as below list:
i.	houses and land property taxes, and any other government charges shall be responsible by Party A;
ii.	Party A shall be responsible for property management costs, and heating fees.
ii)	Party B shall bear the costs as below list:
i.	Party B shall be responsible for water, electricity, gas, cleaning, Broadband, and telephone costs;
ii.	Party A shall not charge any other cost which are not listed above.

7.	House repair and maintenance
i)	In the effective period of the agreement, Party A is responsible for public safety. Apart from terms in contains in this agreement, all other repair and maintenance shall be responsible by Party A(excludes damages caused by Party B’s improper use).

Party A shall provide written notice to Part B 7 days prior all repair and maintenance work.

Upon the report of damage from Party B, Party A shall promptly provide maintenance services.

Party A is not responsible for repair and maintenance for the decoration done by Party B.

ii)	During the lease term, Party B shall reasonable use all the equipment and facilities within the house, damages caused by Party B due to unreasonable use to the housing equipment and facilities, Party A has the right to request compensation.

8.         House Sublet

i)	During the lease term, Party A can has the right to assign the lease agreement in accordance with legal procedures, after the transfer, the agreement for the new lessor and party B continues to be valid
ii)	During the lease term, Party B can sublet the premise to third party with no harmful to Party A’s benefits.
iii)	If Party A sells the house, Party A shall provide 2 month notice in advance, Party B has priority to purchase the house.

9.         Adjust, Beach and Termination

i)	Both parties can negotiate to adjust or terminate the lease agreement.
ii)	Party B shall terminate the agreement if Party A is:
i.	Unable to provide the house or the house is breach the terms contains within.
ii.	The house is not in useable condition and Party A is not fulfilling its responsibility.

iii)        In the effective period of the Contract, Party A shall terminate the lease agreement if Party B is:

i.	Without the written consent of Party A, Party B changes the internal and external structure of the house.
ii.	If damages to the housing facilities are caused by Party B, and Party B is unable to repair upon Party A’s request.
iii.	Uses house to store dangerous good or engages in illegal activities in the house.
iv.	Delay to make any agreed payments.
iv)	When the lease term expires, if Party B requires a renewal of the lease, Party B shall notice Party A one months before the expiration of this Contract.
v)	The lease agreement is terminate upon the lease expiration.

10.      House Delivery and Return

i)	Party A requires strict compliance with the entry system and all relevant facilities are under good condition for use.
ii)	Both party shall be attend house inspection for delivery and return, any concerns shall be raised within 3 days after inspection.
iii)	Party B shall return the house to Party A in useable condition.
iv)	Party B shall ensure all equipment, facilities are in a good condition when return the house, shall not lease any inventory or other goods in the house.

11.	Breach of the Contract by Party A
i)	If Party A is unable to provide house according to the condition underlined within this agreement, Party B will get 30% of the rent as liquidated damages.
ii)	If Party B has fulfill the agreement terms, Party A shall be responsible to pay double rent amount to Party B as compensation for any delays of house delivery.
iii)	If Party A incurs any delay for damage repairs, Party B can arrange for the repair, but Party A shall bear the costs upon the receipt provide by Party B.
iv)	If Party A does not execute the Contract, Party B will get 50% of the total rent as liquidated damages.
v)	If Party A cannot guarantee the house is under good condition accordance with the laws and regulations, Party B shall get compensation from Party A.

12.      Breach of the Contract by Party B

i)	During the lease term, If one of the following situations occurs, Party A shall have the right to terminate this agreement:, and will get 30%of total rent amount as penalty from Party B:
i.	Without the written consent of Party A, Party B changes the internal and external structure of the building.
ii.	Party B engages in illegal activities in the property.
ii)	In the effective period of the agreement, if any payment is overdue (exclude rental payment), Party A shall charge interest of 50% based on the rent amount.
iii)	In the effective period of the agreement, if rent payment is overdue, Party A shall charge penalty of 200% based on the rent amount.

13.      Others

i)	Both parties shall be competent to execute this Contract. If one party does not comply with the contract, the other will get the compensation.
ii)	The supplementary provisions shall be made upon the agreement of two parties, and its provisions shall be equally binding to both sides.
iii)	There are two copies of the Contract. Each party keeps one copy with same legal effect.

Party A: /s/ Xuepu Liu and Lu Liu

Party B: /s/ Heilongjiang Zhonghe Education and Training Center